Keller Rohrback l.l.p.

Laurie B. Ashton AZ, CO**
Jerald Bien-Willner AZ, CA
Ian S. Birk WA
Kenneth A. Bloch WA
Karen E. Boxx WA**
Gretchen Freeman Cappio WA
Alison Chase AZ, CA
T. David Copley AZ, NY, WA
Rob J. Crichton NY, WA
Maureen M. Falecki WA
Juli Farris CA, WA
Raymond J. Farrow WA
Eric J. Fierro AZ
William L. Fleming WA
Alison S. Gaffney WA
Glen P. Garrison ID, WA
Laura R. Gerber WA
Matthew M. Gerend WA

Gary A. Gotto AZ, MT
Benjamin Gould CA, WA
Christopher Graver AZ
Mark A. Griffin AZ, WA
Irene M. Hecht WA
Scott C. Henderson WA
Michael G. Howard WA
Dean N. Kawamoto CA, DC, WA
Erika M. Keech WA
Ron Kilgard AZ, DC, NY
Kathryn M. Knudsen WA
David J. Ko WA
Tanya Korkhov NY
Eric R. Laliberte WA
Benjamin J. Lantz WA
Luke M. LaRiviere WA
Cari Campen Laufenberg WA
Elizabeth A. Leland WA

Jeffrey Lewis CA
Tana Lin DC, IL, MI, WA
Derek W. Loeser NY, WA
Holly E. Lynch WA
Ryan McDevitt WA
Daniel Mensher OR, WA
Ian J. Mensher WA
Michael W. Meredith WA
Rachel Morowitz DC, WA
Gretchen S. Obrist WA
Robert S. Over WA
Dudley B. Panchot WA**
David S. Preminger NY
Matthew J. Preusch CA, OR
Erin M. Riley WA, WI
Steven N. Ross WA**
Isaac Ruiz WA
David J. Russell WA

Mark D. Samson AZ, DC
Lynn Lincoln Sarko DC, WA, WI
William C. Smart WA
Christopher L. Springer CA
Thomas A. Sterken WA
Paul A. Tonella WA
Beth M. Strosky WA
Karin B. Swope WA
Havila C. Unrein CA, MT, WA
Gabe E. Verdugo WA
Amy Williams-Derry MA, WA
Michael Woerner WA
Benson D. Wong WA
Edwin G. Woodward WA**
Laura Zanzig-Wong WA

** Of Counsel

Exhibit 8.2

July 27, 2018

South Sound Bank
2850 Harrison Ave NW
Olympia, WA 98502

Re:	Agreement and Plan of Merger by and between South Sound Bank, Timberland Bancorp, Inc. and Timberland Bank dated May 22, 2018.

Ladies and Gentlemen:
We have acted as special tax counsel for South Sound Bank, a Washington state-chartered commercial bank ("South Sound") in connection with the preparation and filing on even date herewith, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-4 (as such may thereafter be amended or supplemented) (the "Registration Statement"). The Registration Statement relates to a plan of reorganization involving the merger of South Sound with and into Timberland Bank, a first tier, wholly owned subsidiary of Timberland Bancorp, Inc. ("Timberland"), with Timberland Bank being the surviving or resulting entity (the "Merger") and the resulting exchange by South Sound shareholders of South Sound Common Stock for Timberland Common Stock and cash pursuant to the terms of the Agreement and Plan of Merger by and between South Sound, Timberland and Timberland Bank dated May 22, 2018 (the "Merger Agreement"), as further set forth in the proxy statement/prospectus contained in the Registration Statement (the "Prospectus"). Capitalized terms not expressly defined herein shall have the meanings ascribed thereto in the Merger Agreement, a copy of which is filed as an exhibit to the Registration Statement.

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South Sound Bank July 27, 2018 Page 2	Keller Rohrback l.l.p.

In connection with rendering the opinions expressed below, we have examined copies of the following documents:
1. The Merger Agreement;
2. The Registration Statement; and
3. The Prospectus.
In addition, in rendering the opinions expressed in this letter, with your consent, we have relied upon the representations, warranties and covenants contained in the Merger Agreement and the representations contained in the South Sound Officer's Certificate dated July 19, 2018 and the Timberland Officer's Certificate dated July 20, 2018 (together, the "Officers' Certificates"). We have not independently verified any of the representations contained in the Officers' Certificates.
In rendering our opinions, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement, (ii) the representations and statements contained in the Merger Agreement were when made and will at all times remain true, accurate and complete, (iii) the parties have complied with, and if applicable will continue to comply with, the covenants contained in the Merger Agreement in all material respects, (iv) the statements as to factual matters contained in the Registration Statement and the Prospectus are and will remain at all times true, accurate and complete, and (v) each of the representations in the Officers' Certificates is and will at all times remain true, accurate and complete.
We have assumed the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this letter of the information contained in such documents and records.
Based upon, and subject to, the foregoing and the qualifications set forth herein, (i) we are of the opinion that the Merger will qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of Section 368(a)(2)(D) of the Code and that, assuming that the Merger so qualifies as a reorganization, South Sound, Timberland and Timberland Bank will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (ii) we confirm that the discussion in the Prospectus under the heading "Material United States Federal Income Tax Consequences of the Merger," to the extent it consists of statements of law and legal conclusions, and subject to the limitations and conditions set forth herein and therein, represents our opinion as to the material United States federal income tax consequences of the Merger to U.S. holders (as such term is defined in the Prospectus).

South Sound Bank July 27, 2018 Page 3	Keller Rohrback l.l.p.

The foregoing opinions are based on the provisions of the Code, Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the Internal Revenue Service (the "IRS"), existing court decisions, and other authorities available, as of the date of this letter, and the application of those authorities to the facts disclosed in the Registration Statement, the Prospectus, the Merger Agreement and the Officers' Certificates. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinions are based, may significantly modify the opinions set forth in this letter. It should be noted that no ruling has been sought from the IRS with respect to the United States federal income tax consequences of the Merger, and this letter is not binding on the IRS or any court.
Our opinion is intended solely for the benefit of South Sound, Timberland and Timberland Bank, and South Sound's shareholders, and may not be relied upon for any other purpose or by any other person or entity or made available to any other person or entity without our prior written consent.
This letter is delivered as of its date and we do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention that did not exist on the date hereof or of which we had no knowledge.
We acknowledge that we are referred to in the Registration Statement and the Prospectus under the headings "Material United States Federal Income Tax Consequences of the Merger" and "Legal Matters" and, without admitting that our consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, we consent to the use of our name and to the filing of this letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ KELLER ROHRBACK L.L.P. KELLER ROHRBACK L.L.P.